Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 18, 2013 relating to the consolidated financial statements of Team Capital Bank and its subsidiaries which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ParenteBeard LLC

Allentown, Pennsylvania

February 24, 2014